Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-33374 and No. 333-126236), of Appliance Recycling Centers of America, Inc., of our report dated February 21, 2006, except as to Note 3 and Note 10 as to which the date is March 17, 2006 which appears on page 30 of this annual report on Form l0-K for the year ended December 31, 2005.

/s/ VIRCHOW KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
March 31, 2006